                                                                    EXHIBIT 10.2
                                    FORM OF



                       ---------------------------------

                  ADMINISTRATIVE SERVICES AGREEMENT (GARC II)

                         Dated as of September 1, 1998

                                    between

                    GENERAL AMERICAN RAILCAR CORPORATION II

                                      and

                 GENERAL AMERICAN TRANSPORTATION CORPORATION,
                                  as Manager



                       Tank Cars and Covered Hopper Cars
                       ---------------------------------

                               TABLE OF CONTENTS

Section 1.    Administrative Services.......................................  2

Section 2.    Compensation of the Administrator.............................  3

Section 3.    Term of Agreement.............................................  4

Section 4.    The Administrator's Liability.................................  4

Section 5.    Miscellaneous.................................................  4

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

                  ADMINISTRATIVE SERVICES AGREEMENT (GARC II)


     THIS ADMINISTRATIVE SERVICES AGREEMENT (GARC II) (this "Agreement"), dated as of September 1, 1998, is made and entered into between General American Transportation Corporation, a New York corporation (together with any successor administrator, the "Administrator"), and General American Railcar Corporation II, a Delaware corporation (the "Company"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned thereto in that certain Collateral Agency and Intercreditor Agreement dated as of September 1, 1998 among the Company, The First National Bank of Chicago, as Collateral Agent, [BUSINESS TRUST], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-A), as Initial Owner Trustee (GARC II 98-A), [BUSINESS TRUST], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-B), as Initial Owner Trustee (GARC II 98-B), [BUSINESS TRUST], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-C), as Initial Owner Trustee (GARC II 98-C), The First National Bank of Chicago, as Initial Indenture Trustee (GARC II 98-A), The First National Bank of Chicago, as Initial Indenture Trustee (GARC II 98-B), The First National Bank of Chicago, as Initial Indenture Trustee (GARC II 98-C), General American Transportation Corporation, as Manager and General American Transportation Corporation, as Insurance Manager (the "Intercreditor Agreement").

                              W I T N E S S E T H

     WHEREAS, the Company has acquired from General American Transportation Corporation, a New York corporation ("Lessee Parent"), (i) certain railroad tank cars and covered hopper cars, and (ii) all of Lessee Parent's right, title and interest in and to the lease agreements respecting such railcars in which Lessee Parent is the lessor, such lease agreements being with customers of Lessee Parent;

     WHEREAS, the Company has sold the Equipment to [Business Trust], [Business Trust] and [Business Trust], in each case by Wilmington Trust Company, as Owner Trustee under three separate Trust Agreements, each dated as of September 1, 1998, with the Owner Participants therein named (such Owner Trustees under each Trust Agreement being herein referred to collectively as the "Owner Trustees" and, individually, as an "Owner Trustee"), and the Owner Trustees have simultaneously leased the Equipment to the Company pursuant to the terms of three separate Equipment Lease Agreements, each dated as of September 1, 1998 (collectively, the "Leases" and, individually, a "Lease"); and

     WHEREAS, to enable the Company to carry out its corporate functions, Administrator has agreed to furnish clerical and bookkeeping services, prepare financial statements and tax returns, provide office space and perform other ancillary services for the Company;

                                   [Administrative Services Agreement (GARC II)]

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Administrator hereby agree as follows:

     Section 1.  Administrative Services.

     The Administrator hereby agrees to provide the following administrative management services to the Company:

          (a) designate one or more individuals who are directors, officers or employees of the Administrator and who are available to serve, from time to time, as directors of the Company;

          (b) upon request by the Board of Directors of the Company, designate one or more individuals who are directors, officers or employees of the Administrator to serve, from time to time, as officers of the Company;

          (c) through directors, officers and employees of the Administrator who are directors or officers of the Company;

               (i) furnish the Company with ordinary clerical and bookkeeping services;

               (ii) take such actions on behalf of the Company as are necessary or desirable for the Company to remain organized in its jurisdiction of incorporation and qualified (in those foreign jurisdictions in which it becomes qualified) and to carry out its business, including, without limitation, the filing of such reports and payment of such fees and expenses as may be required;

               (iii) maintain the general ledger of the Company, and on a timely basis, and in cooperation with the Manager acting pursuant to the Management Agreement, prepare the financial statements and tax returns of the Company, subject to year-end audit, in accordance with generally accepting accounting principles;

               (iv) direct and, in cooperation with the Manager acting pursuant to the Management Agreement, prepare the auditing staff of the Company's independent accountants to facilitate the timely completion of the year-end audit review;

               (v) provide, or cause to be provided, notice to each of the Rating Agencies and the Collateral Agent in the event that:

                                   [Administrative Services Agreement (GARC II)]

                    (A) any action, suit or proceeding is pending against the Company;

                    (B) any amendment occurs with respect to the Certificate of Incorporation or By-Laws of the Company;

     in each of the above instances, such notice shall be provided by the Administrator within 30 days of the Administrator's obtaining knowledge of such event; and

               (vi) defend, at the direction of the Company's Board of Directors, any action, suit or proceeding to cause a substantive consolidation of the assets and liabilities of the Company with the Administrator, the Manager, the Parent or any other Person.

          (d) provide separately identified office space, stationery and telephone numbers and such other reasonable ancillary services as may be necessary for the Company to carry out its obligations under Sections 1(a) through (c) hereof, including telecopying, duplicating and word processing services;

          (e) provide such other services as shall be necessary or appropriate to permit or enable the Company to comply with its obligations under the Leases and the other Operative Agreements and as are incidental to the foregoing or as the Company and the Administrator may agree; provided such services do not conflict with the services to be provided by the Manager pursuant to the Management Agreement; and

          (f) provide notice to each of the Rating Agencies in the event that any Independent Director is removed or appointed.

     In providing the services under this Section 1 and as otherwise provided under this Agreement, the Administrator agrees to comply with the Services Standard and will not knowingly take any actions on behalf of the Company which would cause the Company to be in violation of any federal law of the United States of America or any law of any state, territory or domicile of the United States.

     Section 2.  Compensation of the Administrator.

     The compensation to the Administrator for the performance of its services hereunder shall be included in the Base Component under the Management Agreement so long as the Administrator remains as the Manager thereunder. Such Base Component is intended, so long as the Administrator is acting as Manager under the Management Agreement, to include all direct costs and expenses relating to the performance by the Administrator of its services, duties and obligations under this Agreement. In the event that the Administrator is terminated as Manager under the Management Agreement, the Company and the Administrator shall agree upon a

                                   [Administrative Services Agreement (GARC II)]

mutually acceptable compensation arrangement based on the then current market rate for such services. In addition to the foregoing, the Company agrees to reimburse the Administrator for any out-of-pocket costs incurred in connection with any financial audit of the Company.

     Section 3.  Term of Agreement

     This Agreement shall commence on September 1, 1998 and shall be terminable by the Administrator or the Company upon ninety (90) days written notice after the Management Agreement is no longer continuing in effect (as it may be renewed or otherwise extended).

     Section 4.  The Administrator's Liability

     The Administrator and its directors, officers and employees who serve as directors and officers of the Company assume no liability for anything other than to render or stand ready to render the services specifically called for herein, and neither the Administrator nor any of its directors, officers, employees or subsidiaries or Persons controlling, controlled by or under common control or affiliated with the Administrator shall be responsible for any action of the Company under any of the Company Documents or Operative Agreements to which the Company is a party. Neither the Administrator nor any director, officer or employee of the Administrator who serves as a director or officer of the Company shall be liable for or shall have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Company in connection with such Company Documents or Operative Agreements, instruments or documents. The directors, officers and employees of the Administrator who serve as directors and officers of the Company shall act in accordance with the standards of conduct imposed on officers and directors under Delaware law. Notwithstanding anything to the contrary contained in this Section 4, the Administrator hereby agrees that if it or any of its officers, employees, directors or agents shall fail to observe any of its obligations under this Agreement and as a result of such failure the Company incurs (whether as a result of any action so taken or omitted to be taken in violation of terms hereof) any costs, expenses, actions, suits, judgments, demands, damages, losses or liabilities (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Indemnified Expenses"), then the Administrator shall indemnify and hold harmless the Company for such Indemnified Expenses; provided, however, that the Administrator shall only be liable for any such Indemnified Expense to the extent arising in connection with, or as a result of, its or its officers', employees', directors' or agents' negligence or willful misconduct or its or their failure to comply with the Services Standard. The indemnities set forth in the preceding sentence shall survive the termination of this Agreement.

     Section 5.  Miscellaneous

                                   [Administrative Services Agreement (GARC II)]

          (a) Table of Contents and Headings. The table of contents and descriptive headings of the several subsections and articles of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

          (b) The Administrator as Independent Contractor. All of the functions, duties and services performed by the Administrator under this Agreement shall be performed by the Administrator as an independent contractor and not as agent of the Company.

          (c) Relations Among Parties. The parties intend, in entering into this Agreement, that the Administrator is an independent contractor and that no partnership relationship exists among the Administrator and the Company; that the Administrator does not have the authority to act as agent of, or partner or co-venturer with, the Company except to the extent specifically provided herein; that the Administrator, in its capacity as such, does not, except as specifically set forth in this Agreement, have the authority to bind the Company; that the Company, as such, does not have liability for the acts of the Administrator; and that any fees or other compensation payable by the Company to the Administrator are ordinary and necessary business expenses of the Company.

          (d) Governing Law. This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of laws.

          (e) Notices. Any notice, certificate, document, acceptance or report required or permitted to be given by either party hereto to the other party shall be in writing and shall be deemed delivered when received, or when delivered personally, by facsimile transmission or reputable air courier, addressed as follows:

          If to the Company:        General American Railcar Corporation II
                                    500 West Monroe Street
                                    Chicago, Illinois  60661
                                    Attention:  Treasurer
                                    Re:  GARC II
                                    Facsimile:  (312) 621-6645
                                    Conf. No.:  (312) 621-6200

          If to the Administrator:  General American Transportation Corporation
                                    500 West Monroe Street
                                    Chicago, Illinois  60661
                                    Attention:  Secretary
                                    Re:  GARC II
                                    Facsimile:  (312) 621-6645
                                    Conf. No.:  (312) 621-6200

                                   [Administrative Services Agreement (GARC II)]

or addressed to either party at such other address as such party shall hereafter furnish to the other party by written notice as provided above.

          (f) Entire Agreement; Amendment, Waivers. This Agreement constitutes, with respect to the subject matter hereof, the entire agreement of the parties and supersedes and cancels all prior agreements, discussions, negotiations, memoranda or correspondence with respect to such subject matter, and may not be amended orally, but only by an agreement in writing signed by the party against which the enforcement of such amendment is sought. The failure of either party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party hereto of the breach of any term or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or agreement contained herein. The parties hereto reserve the right to amend, modify, supersede and cancel this Agreement, or waive the terms or conditions hereof, without the consent of any other person or entity.

          (g) Assignment. (i) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Administrator will not, without the prior written consent of the Collateral Agent, assign any of its rights hereunder, except as provided herein, in the Intercreditor Agreement and in the Participation Agreement.

          (ii) The Administrator and the Company hereby confirm that concurrently with the execution and delivery of this Agreement, (i) the Company has executed and delivered the Intercreditor Agreement which, among other things, assigns as collateral security and grants a security interest in favor of the Collateral Agent in the rights of the Company hereunder for the benefit of, among others, the Owner Trustees and (ii) each of the Owner Trustees has executed and delivered to the related Indenture Trustee an Indenture which assigns as collateral security and grants a security interest in favor of such Indenture Trustee in the rights of such Owner Trustee under the Intercreditor Agreement, all as more explicitly set forth in the Intercreditor Agreement and the Indentures. The Company agrees that it shall not otherwise assign or convey its right, title and interest in and to this Agreement except as expressly permitted by and subject to the provisions of the Participation Agreements.

          (h) Further Assurances. If at any time the parties hereto shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all documents, instruments, contracts, leases, assignments and assurances and do all things necessary or proper to carry out fully the provisions hereof.

                                   [Administrative Services Agreement (GARC II)]

          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (j) Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.

          (k) No Petition in Bankruptcy. The Administrator hereby agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Equipment Notes and Pass Through Certificates, the Administrator will not institute against, or join any other Person in instituting against, the Company an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.

                            *          *          *

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

                                   [Administrative Services Agreement (GARC II)]

     IN WITNESS WHEREOF, the Company and the Administrator have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                    GENERAL AMERICAN RAILCAR CORPORATION II


                                    By: _______________________________________

                                    Name: _____________________________________

                                    Title: ____________________________________



                                    GENERAL AMERICAN TRANSPORTATION CORPORATION


                                    By: _______________________________________

                                    Name: _____________________________________

                                    Title: ____________________________________

                                       8